EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia High Yield Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.

1)	Issuer:                 Charter Communications (144A)
	Date of Purchase:       1/8/2002
	Underwriter from whom Purchased:
                              Salomon Smith Barney
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Banc of America Securities
	                        JP Morgan/Chase
	                        TD Securities
	Aggregate dollar amount of purchase:
					$1,000,000 par
	Aggregate dollar amount of offering:
					$350,000,000
	Purchase price (net of fees and expenses):
	$99.301 per share
	Date offering commenced:
					1/8/2002
	Commission:			$20,000


2)	Issuer:                 Interface, Inc. (144A)
	Date of Purchase:       1/11/2002
	Underwriter from whom Purchased:
                              Salomon Smith Barney
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Wachovia Securities
                              SunTrust Robinson Humphrey
	Aggregate dollar amount of purchase:
					$500,000 par
	Aggregate dollar amount of offering:
					$175,000,000
	Purchase price (net of fees and expenses):
	$100.000 per share
	Date offering commenced:
					1/11/2002
	Commission:			$10,000




3)	Issuer:                 Constellation Brands, Inc.
	Date of Purchase:       1/17/2002
	Underwriter from whom Purchased:
                              JP Morgan/Chase
	Affiliated Underwriters:
		Fleet Boston
	Other Members of Syndicate:
	                        Barclays Deutsche Banc
					Salomon Smith Barney
					Scotia Capital
		                  UBS Warburg LLC
	Aggregate dollar amount of purchase:
					$1,600,000 par
	Aggregate dollar amount of offering:
					$250,000,000
	Purchase price (net of fees and expenses):
	$100.000 per share
	Date offering commenced:
					1/17/2002
	Commission:			$17,920



4)	Issuer:                 Starwood Corporation (144A)
	Date of Purchase:       4/11/2002
	Underwriter from whom Purchased:
                              Lehman Brothers
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        JP Morgan/Chase Securities
	                        Deutsche Bank Securities
	                        SG Cowen
                              Banc of America Securities
					Credit Lyonnais Securities
					BMO Nesbitt Burns
					Bear Stearsn & Co.
                              Scotia Capital
	Aggregate dollar amount of purchase:
					$6,450,000 par
	Aggregate dollar amount of offering:
					$800,000,000
	Purchase price (net of fees and expenses):
	$99.483 per share
	Date offering commenced:
					4/11/2002
	Commission:			$48,375



5)	Issuer:			Russell Corporation (144A)
	Date of Purchase:       4/12/2002
	Underwriter from whom Purchased:
                              JP Morgan/Chase
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Wachovia Securities
		                  SunTrust Robinson Humphrey
                              Merrill Lynch & Co.
	Aggregate dollar amount of purchase:
					$750,000 par
	Aggregate dollar amount of offering:
					$250,000,000
	Purchase price (net of fees and expenses):
	$100.000 per share
	Date offering commenced:
					4/11/2002
	Commission:			$20,625




6)	Issuer:                 Silgan Holdings, Inc. (144A)
	Date of Purchase:       4/23/2002
	Underwriter from whom Purchased:
                              Morgan Stanley Dean Witter
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Deutsche Bank Securities
		                  Salomon Smith Barney
	Aggregate dollar amount of purchase:
					$1,000,000 par
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):
	$103.000 per share
	Date offering commenced:
					4/23/2002
	Commission:			$17,500



7)	Issuer:                 Kennametal, Inc.
	Date of Purchase:       6/14/2002
	Underwriter from whom Purchased:
                              Goldman Sachs Securities
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Lehman Brothers
					JP Morgan/Chase
					BancOne
					PNC Bank
					Tokyo-Mitsubishi
					National City
					Comercia
		                  Royal Bank of Scotland
	Aggregate dollar amount of purchase:
					$1,425,000 par
	Aggregate dollar amount of offering:
					$300,000,000 par
	Purchase price (net of fees and expenses):
	$99.629 per share
	Date offering commenced:
					6/14/2002
	Commission:			$17,812.50



8)	Issuer:                 Technical Olympic USA (144A)
	Date of Purchase:       6/14/2002
	Underwriter from whom Purchased:
                              Salomon Smith Barney
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Deutsche Bank
	Aggregate dollar amount of purchase:
					$9,000,000 par
	Aggregate dollar amount of offering:
					$200,000,000 par
	Purchase price (net of fees and expenses):
	$100.000 per share
	Date offering commenced:
					6/14/2002
	Commission:			$180,000



9)	Issuer:                 L-3 Communications Corp. (144A)
	Date of Purchase:       6/25/2002
	Underwriter from whom Purchased:
                              Lehman Brothers
	Affiliated Underwriters:
		Fleet Securities, Inc.
	Other Members of Syndicate:
	                        Banc of America Securities
					First Boston (Credit Suisse)
					Wachovia Securities
					SG Cowen
					Bank of New York
					Barclays
					Scotia Capital
	Aggregate dollar amount of purchase:
					$4,725,000 par
	Aggregate dollar amount of offering:
					$750,000,000 par
	Purchase price (net of fees and expenses):
	$100.000 per share
	Date offering commenced:
					6/25/2002
	Commission:			$108,297